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                                                                    EXHIBIT 99.4


                              US EXCHANGE, L.L.C.

                     OFFER TO EXCHANGE ITS 15% SENIOR NOTES
                    DUE JULY 1, 2008 FOR ALL ITS OUTSTANDING
                        15% SENIOR NOTES DUE JULY 1, 2008


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated _____________, 1998 (the "Prospectus"), and the associated Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of US Xchange, L.L.C., a Michigan limited liability company (the "Company"), to exchange its 15% Senior Notes due July 1, 2008, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for any and all of its outstanding 15% Senior Notes due July 1, 2008 (the "Private Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated June 25, 1998, by and among the Company and Morgan Stanley & Co. Incorporated.

         This material is being forwarded to you as the beneficial owner of the Private Notes carried by us in your account but not registered in your name. A TENDER OF SUCH PRIVATE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________ , 1998, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ANY PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         Your attention is directed to the following:

                  1.       The Exchange Offer is for any and all Private Notes.

                  2. Any transfer taxes incident to the exchange of Private Notes pursuant to the Exchange Offer will be paid by the Company.

                  3. The Exchange Offer expires at 5:00 p.m., New York City time, on ____________, 1998, unless extended by the Company.

         If you wish to have us tender your Private Notes, please so instruct us by completing, executing and returning to us the instruction form enclosed herein. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER PRIVATE NOTES.


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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by US Xchange, L.L.C. with respect to its Private Notes.

         This will instruct you to tender the Private Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Private Notes held by you for my account as indicated below:

                                                             Aggregate Principal Amount of Private Notes
                                                             ___________________________________________
15% Senior Notes due July 1, 2008...                         ___________________________________________


/ / Please do not tender any Private Notes held by you for my account.



Dated:________________________, 1998                          ____________________________________________

                                                              ____________________________________________
                                                                              Signature(s)

                                                              ____________________________________________

                                                              ____________________________________________

                                                              ____________________________________________
                                                                        Please print name(s) here

                                                              ____________________________________________

                                                              ____________________________________________
                                                                             Address(es)

                                                              ____________________________________________
                                                                     Area Code and Telephone Number

                                                              ____________________________________________
                                                              Tax Identification or Social Security No.(s)

         NONE OF THE PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE PRIVATE NOTES HELD BY US FOR YOUR ACCOuNT.